UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           AMENDMENT NO. 4 TO FORM 8-K

                             CURRENT REPORT PURSUANT
          TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                February 18, 2003

                             SILVER STAR FOODS, INC.
             (Exact name of registrant as specified in its charter)


           New York                  000-25673                11-3265942
  (State or other jurisdiction      (Commission           (IRS Employer ID No.)
       of Incorporation)             File Number)


                1251 East Linden Avenue Linden, New Jersey 07036
                                 (908) 587-2900
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)


          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

(a) Previous Independent Auditors:

(i) Massella Rubenstein, LLP, CPAs (now known as Massella Roumbos LLP, CPAs) was dismissed as our independent auditor on February 18, 2003.

(ii) Massella Rubenstein,LLP, CPAs (now known as Massella Roumbos LLP, CPAs) never prepared reports or concluded their engagement on our financial statements for any fiscal year from when they were retained on January 23, 2003 until they were dismissed on February 18, 2003.

(iii) Our Board of Directors approved the dismissal of Massella Rubenstein, LLP, CPAs (now known as Massella Roumbos LLP, CPAs).

(iv) For the period from January 23, 2003 and February 18, 2003, there has been no disagreement between us and Massella Rubenstein, LLP, CPAs (now known as Massella Roumbos LLP, CPAs) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Massella Rubenstein, LLP, CPAs (now known as Massella Roumbos LLP, CPAs) would have caused it to make a reference to the subject matter of the disagreement in connection with any reports had their been a conclusion to their enegagement.

From January 23, 2003 through Massella Rubenstein, LLP's (now known as Massella Roumbos LLP, CPAs) dismissal on February 18, 2003, we have not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

Item 7.     Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Letter from  Massella  Rubenstein  LLP (now known as Massella  Roumbos LLP,
     CPAs).


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

SILVER STAR FOODS, INC.

By:  /s/  Michael Trotta
---------------------------------
Michael Trotta
Chief Executive Officer, President,
Secretary and Director
Date:   August 8, 2003